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                                                                       Exhibit 2

                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                               ITC/\DELTACOM, INC.

         ITC/\DeltaCom, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

         1. The name under which the corporation was originally incorporated is ITC/\DeltaCom, Inc., and the original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on March 24, 1997.

         2. This Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation of the corporation.

         3. This Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 242, 245 and 303 of the General Corporation Law of the State of Delaware.

         4. The text of the Certificate of Incorporation of the corporation is hereby amended, restated and integrated to read in its entirety as follows:


                                    ARTICLE I
                                      NAME

         The name of the corporation is ITC/\DeltaCom, Inc. (the "Corporation").


                                   ARTICLE II
                     REGISTERED OFFICE AND REGISTERED AGENT

         The address of the Corporation's registered office in the State of Delaware is 2711 Centreville Road, Suite 400, Wilmington, Delaware 19808 in the county of New Castle. The name of the Corporation's registered agent at such address is Corporation Service Company.

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                                   ARTICLE III
                                     PURPOSE

         The purpose or purposes for which the Corporation is organized are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as from time to time amended (the "Delaware General Corporation Law"). The Corporation shall have all powers necessary or convenient to the conduct, promotion or attainment of such acts and activities.

                                   ARTICLE IV
                                  CAPITAL STOCK

         The Corporation shall have the authority to issue a total of two hundred fifty-five million (255,000,000) shares of capital stock, each with a par value of $0.01, consisting of two hundred fifty million (250,000,000) shares of Common Stock ("Common Stock") and five million (5,000,000) shares of Preferred Stock ("Preferred Stock"). The Corporation shall not issue any class of non-voting capital stock. Notwithstanding the provisions of Section 242(b)(2) of the Delaware General Corporation Law, the number of authorized shares of Preferred Stock and Common Stock may, without a class or series vote, be increased or decreased (but not below the number of shares thereof then outstanding) from time to time by the affirmative vote of the holders of a majority in voting power of the outstanding shares entitled to vote, voting together as a single class.

                                    ARTICLE V
                                  COMMON STOCK

         Except as required by law, all shares of Common Stock shall be identical in all respects and shall entitle the holders thereof to the same rights, powers and privileges, subject to the same qualifications, limitations and restrictions. The Common Stock shall be subject to all of the rights, privileges, preferences and priorities of the Preferred Stock set forth in this Restated Certificate of Incorporation (including any Certificate of Designation filed to establish any series of Preferred Stock).

                                   ARTICLE VI
                                 PREFERRED STOCK

         Section A. Preferred Stock. The Corporation is expressly authorized to issue shares of Preferred Stock from time to time in one or more series as may from time to time be determined by the Board of Directors of the Corporation (the "Board"), each of such series to be distinctly designated. The voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, if any, of each such series may differ from those of any and all other series of Preferred Stock at any time outstanding, and the Board is hereby expressly granted authority to fix or alter, by resolution or resolutions, the designation, number, voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, of each such series, including, but without limiting the generality of the foregoing, the following:

         1. The distinctive designation of, and the number of shares of Preferred Stock that shall constitute, such series, which number (except where otherwise provided by the Board in the resolution or resolutions establishing such series) may be increased (but not above the total number of shares of Preferred Stock) or decreased (but not below the number of shares of such series then outstanding) from time to time by like action of the Board.

         2. The rights in respect of dividends, if any, of such series of Preferred Stock, the extent of the preference or relation, if any, of such dividends to the dividends payable on any other class or classes or any other series of the same or other class or classes of capital stock of the Corporation, and whether such dividends shall be cumulative or noncumulative, and the dates at which any such dividends shall be payable.

         3. The right, if any, of the holders of such series of Preferred Stock to convert such series into, or to exchange or redeem such series for, shares of any other class or classes or of any other series of the same or any other class or classes of capital stock of the Corporation or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion, exchange or redemption price or prices or rate or rates, any adjustments thereof, the date or dates at which such series shall be convertible, exchangeable or redeemable and all other terms and conditions of such conversion, exchange or redemption.

         4. Whether or not shares of such series of Preferred Stock shall be subject to redemption, and the redemption price or prices and the times at which, and the terms and conditions on which, shares of such series of Preferred Stock may be redeemed.

         5. The rights, if any, of the holders of such series of Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation or in the event of any merger or consolidation of or sale of assets by the Corporation.

         6. The terms and amount of any sinking fund or redemption or purchase account, if any, to be provided for shares of such series of the Preferred Stock.

         7. The voting powers of the holders of any series of Preferred Stock generally or with respect to any particular matter, which may be less than, equal to or greater than one vote per share, and which may, without limiting the generality of the foregoing, include the right, voting as a series by itself or together with the holders of any other series of Preferred Stock or all series of Preferred Stock as a class, to elect one or more directors of the Corporation generally or under such specific circumstances and on such conditions as shall be provided in the resolution or resolutions of the Board adopted pursuant hereto, including, without limitation, in the event there shall have been a default in the payment of dividends on or redemption of any one or more series of Preferred Stock.

         8. Any other rights, powers and preferences of shares of such series of Preferred Stock as are permitted by law.

         Section B.  Rights of Preferred Stock.

         1. After the provisions with respect to preferential dividends on any series of Preferred Stock (fixed in accordance with the provisions of Section
(A) of this Article VI), if any, shall have been satisfied and after the Corporation shall have complied with all the requirements, if any, with respect to redemption of, or the setting aside of sums as sinking funds or redemption or purchase accounts with respect to, any series of Preferred Stock (fixed in accordance with the provisions of Section (A) of this Article VI), and subject further to any other conditions that may be fixed in accordance with the provisions of Section (A) of this Article VI, then and not otherwise the holders of Common Stock shall be entitled to receive such dividends, as may be declared from time to time by the Board, out of any assets legally available for the payment of dividends thereon.

         2. In the event of the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after distribution in full of the preferential

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amounts, if any (fixed in accordance with the provisions of Section (A) of this
Article VI), to be distributed to the holders of Preferred Stock by reason thereof, the holders of Common Stock shall, subject to the additional rights, if any (fixed in accordance with the provisions of Section (A) of this Article VI), of the holders of any outstanding shares of Preferred Stock, be entitled to receive all of the remaining assets of the Corporation, tangible or intangible, of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively.

         3. Except as may otherwise be required by law, and subject to the provisions of such resolution or resolutions as may be adopted by the Board pursuant to Section (A) of this Article VI granting the holders of one or more series of Preferred Stock exclusive or special voting powers with respect to any matter, each holder of Common Stock shall have one vote in respect to each share of Common Stock held on all matters voted upon by the stockholders, provided, however, that except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Restated Certificate of Incorporation (including any Certificate of Designation relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either voting separately or together with the holders of one or more other such series, to vote thereon pursuant to this Restated Certificate of Incorporation (including any Certificate of Designation relating to any series of Preferred Stock) or pursuant to the Delaware General Corporation Law.

                                   ARTICLE VII
                                     BYLAWS

         The Board is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation. Any Bylaw adopted by the Board may be amended or repealed by the stockholders, and the stockholders may adopt new Bylaws.

                                  ARTICLE VIII
                               BOARD OF DIRECTORS

         Section A. Management of Business and Affairs of the Corporation; Voting. The business and affairs of the Corporation shall be managed by or under the direction of the Board. Except as otherwise provided in this Restated Certificate of Incorporation (including any Certificate of Designation relating to any series of Preferred Stock), each director of the Corporation shall be entitled to one vote per director on all matters voted or acted upon by the Board.

         Section B. Election. The directors of the Corporation shall not be required to be elected by written ballots unless the Bylaws of the Corporation so provide. Except as otherwise provided by statute, this Restated Certificate of Incorporation (including any Certificate of Designation relating to any series of Preferred Stock) or the Bylaws of the Corporation, directors shall be elected by a plurality of the votes cast of the shares present in person or represented by proxy at the meeting held for such purposes and entitled to vote thereon.

         Section C. Vacancies. Except as otherwise provided by law or fixed pursuant to the provisions of Article VI hereof relating to the rights of the holders of any series of Preferred Stock to elect directors, any newly created directorship or vacancy on the Board resulting from death, resignation, disqualification, removal or other cause shall be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board. Any director elected in accordance with the preceding sentence shall hold office until the expiration of the term of office of the director whom he has replaced or until his successor is duly elected and qualified. No decrease in the number of directors shall shorten the term of any incumbent director.

         Section D. Directors Elected by Holders of Preferred Stock. Notwithstanding the foregoing, whenever, pursuant to the provisions of Article VI hereof, the holders of any one or more series of Preferred Stock shall have the right, voting separately as a series or together with holders of other such series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Restated Certificate of Incorporation and any Certificate of Designation applicable thereto.

         Section E. Number of Directors Constituting the Board. Except as otherwise provided for or fixed pursuant to Article VI hereof relating to the rights of the holders of any series of Preferred Stock to elect additional directors, the total number of directors constituting the entire Board shall be not less than four (4) nor more than fifteen (15), with the then-authorized number of directors being fixed from time to time by the Board and the initial authorized number of directors constituting the entire Board being fixed at seven (7).

                                   ARTICLE IX
                               DIRECTOR LIABILITY

         A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after the filing of this Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. No modification or repeal of the provisions of this Article IX shall adversely affect any right or protection of any director of the Corporation existing at the date of such modification or repeal or create any liability or adversely affect any such right or protection for any acts or omissions of such director occurring prior to such modification or repeal.

                                     *  *  *

         Provision for the making of this Restated Certificate of Incorporation is contained in an order of the United State Bankruptcy Court for the District of Delaware of a proceeding under Chapter 11 of Title 11 of the United States Code for the reorganization of the Corporation. The bankruptcy filing was made June 25, 2002 and confirmed on October 17, 2002. This Restated Certificate of Incorporation is filed pursuant to Section 303 of the Delaware General Corporation Law.

                                     *  *  *

         IN WITNESS WHEREOF, this Restated Certificate of Incorporation has been executed by the Corporation's Senior Vice President-Legal and Regulatory this October 29, 2002.

                                     ITC/\DELTACOM, INC.

                                     By: /s/ J. Thomas Mullis
                                         Name: J. Thomas Mullis
                                         Title: Senior Vice President-Legal and
                                                Regulatory

                               ITC/\DELTACOM, INC.

                    CERTIFICATE OF DESIGNATION OF THE POWERS,
             PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL AND
                OTHER SPECIAL RIGHTS OF 8% SERIES A CONVERTIBLE
                 REDEEMABLE PREFERRED STOCK AND QUALIFICATIONS,
                      LIMITATIONS AND RESTRICTIONS THEREOF

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware

          ITC/\DeltaCom, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that, pursuant to authority conferred upon the board of directors of the Corporation (the "Board of Directors") by the Corporation's Restated Certificate of Incorporation, and pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors is authorized to issue preferred stock of the Corporation in one or more series, and the Reorganization Committee of the Board of Directors has duly approved and adopted the following resolution on October 28, 2002:

          RESOLVED, that, pursuant to the authority vested in the Board of Directors by the Restated Certificate of Incorporation of the Corporation, and pursuant to Section 151 of the General Corporation Law of the State of Delaware, the Reorganization Committee of the Board of Directors, pursuant to authority conferred upon the Reorganization Committee by the Board of Directors, hereby creates, authorizes and provides for the issuance of 8% Series A Convertible Redeemable Preferred Stock, par value $0.01 per share, with a liquidation preference of $100.00 per share, consisting of 665,000 shares and having the powers, preferences and relative, participating, optional and other special rights and the qualifications, limitations and restrictions thereof that are set forth in the Restated Certificate of Incorporation and in this resolution as follows:

1.   Designation

     1.1  Designation; Liquidation Preference

          There is hereby created out of the authorized and unissued shares of preferred stock of the Corporation a series of preferred stock designated as the 8% Series A Convertible Redeemable Preferred Stock (the "Series A Preferred Stock"). The number of shares constituting the Series A

Preferred Stock shall be 665,000. The liquidation preference of the Series A Preferred Stock shall be $100.00 per share (the "Liquidation Preference").

     1.2  Capitalized Terms

          Certain capitalized terms used in this Certificate of Designation have the meanings assigned to them in Section 8.

2.   Dividends

     2.1  Payment of Preferred Dividends

          (a) The Holders of shares of Series A Preferred Stock shall be entitled to receive with respect to each share of Series A Preferred Stock, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, dividends (the "Preferred Dividends") in an amount equal to the greater of (x) dividends at the rate of 8% per annum (the "Annual Dividend Rate") of the sum of the Liquidation Preference plus the amount of any Accumulated Dividends accrued with respect to such share and (y) dividends (other than dividends in Common Stock payable in connection with a stock split, reclassification or subdivision of the Common Stock) that would have accrued with respect to such share of Series A Preferred Stock during the applicable Dividend Period if the Holder of such share had converted such share into Common Stock immediately prior to the record date of any dividend declared on the Common Stock in such Dividend Period. If any dividend declared on the Common Stock and referred to in clause (y) above is in a form other than cash, the value of such dividend for purposes of this Section 2.1(a) shall be determined in good faith by the Board of Directors, whose determination, in the absence of manifest error, shall be final and binding upon the Corporation and the Holders of the Series A Preferred Stock. Any Preferred Dividend referred to in clause (y) above shall be deemed to have accrued with respect to a share of Series A Preferred Stock as of the last day of the applicable Dividend Period. Preferred Dividends on a share of Series A Preferred Stock shall accrue and shall be cumulative whether or not declared from the date of issue of such share of Series A Preferred Stock and shall be payable quarterly in arrears on April 1, July 1, October 1 and January 1 of each year (unless, solely with respect to Preferred Dividends payable in cash, such day is not a Business Day, in which event such Preferred Dividends shall be payable on the next succeeding Business
Day) (each such date being a "Dividend Payment Date" and each such quarterly period being a "Dividend Period"), commencing on the Dividend Payment Date for the Dividend Period ending on December 31, 2002. Preferred Dividends declared by the Board of Directors which are paid in shares of Series A Preferred Stock shall be deemed paid as of April 1, July 1, October 1 or January 1, as the case may be, for all purposes of this Certificate of Designation even if any such date is not a Business Day. Preferred Dividends payable on any Dividend Payment Date shall be payable to the Holders of shares of Series A Preferred Stock as they appear on the stock register of the Corporation at the close of business on the corresponding Dividend Payment Record Date. As used herein, the term "Dividend Payment Record Date" means, with respect to the Preferred Dividends payable on April 1, July 1, October 1 and January 1, respectively, of each year, the preceding March 15, June 15, September 15 and December 15 (unless such day is not a Business Day, in which event such Dividend Payment Record Date shall be the next succeeding Business
Day), or such other date, not more than 60 days or less than 10 days preceding the Dividend Payment Date, as shall be fixed as the record date by the Board of Directors.

          (b) The dividend rate for Preferred Dividends payable in the amount specified in and pursuant to clause (x) of Section 2.1(a) with respect to each full Dividend Period shall be computed by dividing the Annual Dividend Rate by four. The dividend rate for such Preferred Dividends payable on the initial Dividend Payment Date and with respect to any other period shorter than a full Dividend Period shall be computed on the basis of a 365-day year and the actual number of days elapsed in the period with respect to which such Preferred Dividends are payable. Except as otherwise provided in this Certificate of Designation, the Series A Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or securities, in addition to the Preferred Dividends as provided in this Section 2.1. No interest or sum of money or other property or securities in lieu of interest shall be payable in respect of any accumulated and unpaid Preferred Dividends.

          (c) Accumulated Dividends may be declared and paid on any date, without reference to any regular Dividend Payment Date, to Holders of Series A Preferred Stock as they appear on the stock register of the Corporation at the close of business on the date fixed as the record date for such payment by the Board of Directors.

          (d) Any Preferred Dividend payable in the amount specified in and pursuant to clause (x) of Section 2.1(a) may be paid, in the sole discretion of the Corporation, (i) in cash, (ii) in shares of Series A Preferred Stock or
(iii) in a combination of cash and shares of Series A Preferred Stock. Any Preferred Dividend payable in the amount specified in and pursuant to clause (y) of Section 2.1(a) shall be payable in the same form as the dividend referred to in such clause (y) that has been declared on the Common Stock in the applicable Dividend Period. Each share of Series A Preferred Stock issued in payment of a Preferred Dividend shall be valued, solely for purposes of determining the number of shares of Series A Preferred Stock to be issued as a Preferred Dividend, at the Liquidation Preference thereof and shall, upon issuance, be duly and validly issued, fully paid and non-assessable and not subject to preemptive rights. If any such Preferred Dividend would result in the issuance of a fractional share of Series A Preferred Stock, the Corporation, in its sole discretion, may either pay such fractional share or round such fractional share up to the nearest whole share of Series A Preferred Stock. Except to the extent otherwise required by the NASDAQ Marketplace Rules or the rules, regulations, interpretations and practices of the Transfer Agent or any securities exchange on which the Common Stock is traded, or by any other applicable law or regulation, (i) fractional shares of Series A Preferred Stock issued in payment of any Preferred Dividend shall be rounded up to the nearest one-ten thousandth (.0001) of a share, and (ii) any Preferred Dividend payable in cash shall be rounded up to the nearest cent.

          (e) Payment of a Preferred Dividend in shares of Series A Preferred Stock to a Holder of the Series A Preferred Stock shall be made by delivering a certificate or certificates evidencing such shares, which shall be dated as of the applicable Dividend Payment Date, to such Holder after the applicable Dividend Payment Date at such Holder's address as it shall appear on the stock register of the Corporation at the close of business on the Dividend Payment Record Date for such Dividend Payment Date.

          (f) All Preferred Dividends shall be paid pro rata to the Holders of the Series A Preferred Stock entitled thereto.

     2.2  Declaration of Dividends and Distributions

          (a) So long as any shares of the Series A Preferred Stock are outstanding, no dividends, except as provided in Section 2.2(d) and except as described in the next succeeding sentence, shall be declared or paid or set apart for payment and no other distribution shall be declared or made upon any Parity Securities, nor shall any Parity Securities be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any Parity Securities) by the Corporation (except by conversion into or exchange for Parity Securities or Junior Securities), unless in each case all Accumulated Dividends on the outstanding Series A Preferred Stock have been or contemporaneously are declared and paid or declared and sufficient funds for the payment thereof are set apart for such payment on or prior to the date of payment of dividends on, or the date of redemption, purchase, or other acquisition for consideration of, such Parity Securities. Notwithstanding the foregoing, if Accumulated Dividends are not paid in full or sufficient funds for the payment thereof are not set aside, as aforesaid, the Corporation may declare and pay or set aside sufficient funds for payment of accrued and unpaid dividends on Parity Securities for past dividend periods if and to the extent that, prior thereto or contemporaneously therewith, the Corporation shall declare and pay or set aside sufficient funds for the payment of Accumulated Dividends on the outstanding Series A Preferred Stock ratably in proportion to the respective dollar amounts of all Accumulated Dividends then payable on the outstanding Series A Preferred Stock and all such accrued and unpaid dividends then payable on such Parity Securities.

          (b) So long as any shares of the Series A Preferred Stock are outstanding, no dividends, except as provided in Section 2.2(d), shall be declared or paid or set apart for payment and no other distribution shall be declared or made upon Junior Securities, nor shall any Junior Securities be redeemed, purchased or otherwise acquired (any such dividend, distribution, redemption, purchase or other acquisition being hereinafter referred to as a "Junior Securities Distribution") for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any Junior Securities) by the Corporation (except by conversion into or exchange for Junior Securities), unless in each case (i) all Accumulated Dividends on the outstanding Series A Preferred Stock and all accrued and unpaid dividends on any outstanding Parity Securities for all past dividend periods with respect to such Parity Securities shall have been paid or sufficient funds set aside for the payment thereof and (ii) sufficient funds shall have been paid or set apart for the payment of Preferred Dividends for the current Dividend Period with respect to the Series A Preferred Stock and for the payment of any dividends for the current dividend period with respect to such Parity Securities.

          (c) No Preferred Dividends may be declared, made or paid or funds set apart for the payment of Preferred Dividends upon any outstanding share of Series A Preferred Stock with respect to any Dividend Period unless all dividends which are accrued and payable with respect to preceding dividend periods upon all outstanding Senior Securities shall have been declared and paid or sufficient funds for the payment thereof shall have been set apart for the payment of such dividends.

          (d) Notwithstanding anything in this Section 2.2 or any other provision of this Certificate of Designation to the contrary, the Corporation shall have the power to (i) declare and pay dividends or make distributions on Parity Securities which are payable solely in additional Parity Securities or in Junior Securities and on Junior Securities which are payable solely in additional Junior Securities and (ii) redeem, purchase or otherwise acquire Junior Securities in exchange for Junior Securities and Parity Securities in exchange for Parity Securities or Junior Securities.

3.   Ranking

     3.1  Ranking

          The Series A Preferred Stock shall, with respect to dividend rights and distributions upon the liquidation, dissolution or winding-up of the Corporation, rank as follows:

          (a) senior to all classes of Common Stock and each other class of Capital Stock or series of preferred stock issued by the Corporation, which is established after the date of this Certificate of Designation, the terms of which do not expressly provide that such class or series shall rank senior to or on a parity with the Series A Preferred Stock as to dividend rights and distributions upon the liquidation, dissolution or winding-up of the Corporation (each such class or series, collectively with the Common Stock, referred to as "Junior Securities");

          (b) on a parity with each class of Capital Stock or series of preferred stock issued by the Corporation, which is established after the date of this Certificate of Designation, the terms of which expressly provide that such class or series shall rank on a parity with the Series A Preferred Stock as to dividend rights and distributions upon the liquidation, dissolution or winding-up of the Corporation (each such class or series collectively referred to as "Parity Securities"); and

          (c) junior to each class of Capital Stock or series of preferred stock issued by the Corporation, which is established after the date of this Certificate of Designation, the terms of which expressly provide that such class or series shall rank senior to the Series A Preferred Stock as to dividend rights and distributions upon the liquidation, dissolution or winding-up of the Corporation (collectively referred to as "Senior Securities").

     3.2  Reservation of Rights

          Except as otherwise expressly provided in this Certificate of Designation, the Corporation shall have the right to amend the Certificate of Incorporation, file certificates of designation and otherwise authorize and issue any Junior Securities, Parity Securities or Senior Securities without restriction at any time and from time to time.

4.   Conversion

     4.1  Conversion Rights

          (a) Each Holder of Series A Preferred Stock shall have the right, at its option, at any time and from time to time to convert, subject to the terms and provisions of this Section 4, any or all of such Holder's shares of Series A Preferred Stock (including fractional shares) into a whole number of fully paid and non-assessable shares of Common Stock equal to the product of the number of shares of Series A Preferred Stock being so converted multiplied by the quotient of (i) the sum of (x) the Liquidation Preference plus (y) any Accumulated Dividends accrued with respect to such shares plus (z) any Current Period Dividends with respect to such shares accrued to, and not including, the Conversion Date (or such other date as is specified in Section 4.1(c)) divided by (ii) the Conversion Price then in effect, except that with respect to any share of Series A Preferred Stock which shall be called for redemption pursuant to Section 5, such conversion right shall terminate at the close of business on the Business Day prior to the Redemption Date unless the Corporation shall default in making the payment due under Section 5 upon redemption of such share. Each share of Series A Preferred Stock issued as a Preferred Dividend pursuant to Section 2 shall, as of the date of issuance of such share, have the same Conversion Price as each share of Series A Preferred Stock outstanding immediately prior to such issuance.

          (b) The conversion right of a Holder of Series A Preferred Stock shall be exercised by the surrender of such Holder's certificates representing shares of Series A Preferred Stock to be converted, duly endorsed in blank or accompanied by proper instruments of transfer, to the Corporation or to the Transfer Agent accompanied by a Conversion Notice.

              (i) Immediately prior to the close of business on the Conversion Date (or such other date as is specified in Section 4.1(c)), each Holder converting Series A Preferred Stock shall be deemed to be the Holder of record of Common Stock issuable upon conversion of such Series A Preferred Stock notwithstanding that the share register of the Corporation shall then be closed or that certificates representing such Common Stock shall not then be actually delivered to such Person.

              (ii) On any Conversion Date (or such other date as is specified in Section 4.1(c)), all rights with respect to the shares of Series A Preferred Stock so converted, including the rights, if any, to continue to accrue Preferred Dividends and receive notices, shall terminate, except the rights of Holders thereof to (A) receive certificates for the number of shares of Common Stock into which such shares of Series A Preferred Stock have been converted, and (B) exercise the rights to which such Holders are entitled as Holders of Common Stock.

          (c) If the Conversion Date shall not be a Business Day, then such conversion right shall be deemed exercised on the next Business Day. Upon delivery of a Conversion Notice to the Corporation by a Holder of Series A Preferred Stock, the right of the Corporation to redeem the shares of Series A Preferred Stock specified in such Conversion Notice shall terminate, regardless of whether a Redemption Notice shall have been given pursuant to Section 5.3.

          (d) Except as provided in Sections 4.1(a) and 4.2, the Corporation shall make no adjustment or payment for, or have any other obligation with respect to, any Accumulated Dividends or Current Period Dividends accrued with respect to shares of Series A Preferred Stock in connection with or following the conversion of such shares.

          (e) In the case of any conversion of fewer than all the shares of Series A Preferred Stock evidenced by a certificate, the Corporation, upon such conversion, shall execute and the Transfer Agent shall authenticate and deliver to the Holder thereof at such address designated by such Holder, at the expense of the Corporation, a new certificate or certificates representing the number of unconverted shares of Series A Preferred Stock. No fractional shares of Common Stock shall be issued upon the conversion of the Series A Preferred Stock. If the conversion of any shares of Series A Preferred Stock would result in the issuance of a fractional share of Common Stock, the Corporation, in its sole discretion, may (i) round such fractional share up to the nearest whole share of Common Stock or (ii) in lieu thereof pay a cash adjustment in respect of such fractional share in an amount equal to such fractional share multiplied by the Closing Price per share of Common Stock on the Business Day next preceding the Conversion Date.

     4.2  Adjustment of Conversion Price

          In order to prevent dilution of the conversion rights granted under this Section 4, the Conversion Price shall be subject to adjustment from time to time pursuant to this Section 4.2. In the event that any adjustment of the Conversion Price as required herein results in a fraction of a cent, such Conversion Price shall be rounded up to the nearest cent.

          (a) Except as otherwise provided in Section 4.2(c), if and whenever during the period beginning on the Issue Date and ending at the close of business on the second anniversary of the Issue Date the Corporation issues or sells, or in accordance with Section 4.2(b) is deemed to have issued or sold, any shares of Common Stock for no consideration or for a consideration per share (calculated as set forth in Section 4.2(b)) less than the Conversion Price in effect on the date of issuance or sale (or deemed issuance or sale) of such Common Stock (a "Dilutive Issuance"), then immediately upon such Dilutive Issuance, the Conversion Price shall be reduced to a price determined by multiplying the Conversion Price in effect immediately prior to such Dilutive Issuance by a fraction, the numerator of which is an amount equal to the sum of (x) the total number of shares of Common Stock Deemed Outstanding immediately prior to such Dilutive Issuance plus (y) the quotient of the aggregate consideration, calculated as set forth in Section 4.2(b), received or receivable by the Corporation upon such Dilutive Issuance divided by the Conversion Price in effect immediately prior to such Dilutive Issuance, and (B) the denominator of which is the total number of shares of Common Stock Deemed Outstanding immediately after such Dilutive Issuance.

          (b) For purposes of determining the adjusted Conversion Price pursuant to Section 4.1(a), the following provisions shall be applicable:

          (i) If the Corporation in any manner issues or grants any warrants, rights or options, whether or not immediately exercisable, to subscribe for or to purchase Common Stock, or other securities convertible into or exchangeable for Common Stock ("Convertible Securities") (such warrants, rights and options to purchase Common Stock or Convertible Securities are hereinafter referred to as "Options"), and the price per share for which Common Stock is issuable upon the exercise of such Options is less than the Conversion Price in effect on the date of issuance or grant of such Options, then the maximum total number of shares of Common Stock issuable upon the exercise of all such Options shall, as of the date of the issuance or grant of such Options, be deemed to be outstanding and to have been issued and sold by the Corporation for such price per share. For purposes of the preceding sentence, the "price per share for which Common Stock is issuable upon the exercise of such Options" is determined by dividing (x) the total amount, if any, received or receivable by the Corporation as - consideration for the issuance or granting of all such Options, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the exercise of all such Options, plus, in the case of Convertible Securities issuable upon the exercise of such Options, the minimum aggregate amount of additional consideration payable upon the conversion or exchange thereof at the time such Convertible Securities first become convertible or exchangeable, by (y) the maximum total number of shares of Common Stock issuable upon the exercise of all such Options (assuming full conversion of Convertible Securities, if applicable). No further adjustment to the Conversion Price shall be made upon the actual issuance of such Common Stock upon the exercise of such

     Options or upon the conversion or exchange of Convertible Securities issuable upon exercise of such Options.

          (ii) If the Corporation in any manner issues or sells any Convertible Securities, whether or not immediately convertible (other than where such Convertible Securities are issuable upon the exercise of Options for which an adjustment of the Conversion Price is made pursuant to Section 4.2(b)(i)) and the price per share for which Common Stock is issuable upon such conversion or exchange is less than the then Conversion Price in effect on the date of issuance of such Convertible Securities, then the maximum total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities shall, as of the date of the issuance of such Convertible Securities, be deemed to be outstanding and to have been issued and sold by the Corporation for such price per share. For the purposes of the preceding sentence, the "price per share for which Common Stock is issuable upon such conversion or exchange" is determined by dividing (x) the total amount, if any, received or receivable by the Corporation as consideration for the issuance or sale of all such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof at the time such Convertible Securities first become convertible or exchangeable, by (y) the maximum total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities, and if any such issuance or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Conversion Price had been or are to be made pursuant to other provisions of this Section 4.2, no further adjustment of the Conversion Price shall be made by reason of such issuance or sale.

          (iii) If there is a change at any time in (A) the aggregate amount of additional consideration payable to the Corporation upon the exercise of any Options, (B) the aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange of any Convertible Securities or (C) the rate at which any Options or any Convertible Securities are exercisable for or convertible into or exchangeable for Common Stock (other than under or by reason of provisions in such Options or Convertible Securities designed to protect against dilution), the Conversion Price in effect at the time of such change shall be readjusted to the Conversion Price which would have been in effect at such time if such Options or Convertible Securities still outstanding had provided for such changed additional consideration or changed rate, as the case may be, at the time such Options or Convertible Securities were initially granted, issued or sold.

          (iv) If, in any case, the total number of shares of Common Stock issuable upon exercise of any Option or upon conversion or exchange of any Convertible Securities is not, in fact, issued and the rights to exercise such Option or to convert or exchange such Convertible Securities shall have expired or terminated, the Conversion Price then in effect shall be readjusted to the Conversion Price which would have been in effect at the time of such expiration or termination if such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination (other than in respect of the actual number of shares of Common Stock issued upon exercise, conversion or exchange thereof), had never been issued.

          (v) If any Common Stock, Options or Convertible Securities are issued, granted or sold for cash, the consideration received therefor for purposes of this Section 4.2 shall be the amount received by the Corporation therefor before deduction of commissions, underwriting discounts or allowances or other expenses paid or incurred by the Corporation in connection with such issuance, grant or sale. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration part or all of which shall be other than cash, the amount of the consideration other than cash received by the Corporation shall be the fair value of such consideration. If any Common Stock, Options or Convertible Securities are issued in connection with any acquisition, merger or consolidation in which the Corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity which is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash shall be determined in good faith by the Board of Directors, whose determination, in the absence of manifest error, shall be final and binding upon the Corporation and the Holders of the Series A Preferred Stock.

          (c)   No adjustment of the Conversion Price shall be made pursuant to
Section 4.2(a) or 4.2(b) upon the issuance, sale, grant, exercise, conversion, exchange, reclassification, redemption or other retirement of any of the following securities on or after the Issue Date:

          (i)   the Reorganization Common Stock;

          (ii) the Series A Preferred Stock, including the Series A Preferred Stock issued as Preferred Dividends pursuant to Section 2, or any shares of Common Stock or other securities issuable or payable upon conversion of the Series A Preferred Stock;

          (iii) any shares of Common Stock, Options or Convertible Securities issued as a dividend or distribution on the Series A Preferred Stock in accordance with this Certificate of Designation or any shares of Common Stock issuable or payable upon exercise of any such Options or upon conversion or exchange of any such Convertible Securities;

          (iv) the Warrants or any shares of Common Stock or other securities issuable or payable upon exercise of the Warrants;

          (v) any shares of Common Stock, Options or Convertible Securities issued or issuable under (A) the Existing Benefit Plan as in effect on the Issue Date or (B) the Existing Benefit Plan as amended after the Issue Date and any Benefit Plan which becomes effective after the Issue Date, provided that any such amendment to the Existing Benefit Plan or the effectiveness of any such Benefit Plan is approved by the Board of Directors or by the compensation committee or comparable committee of the Board of Directors (in either case with the affirmative vote or consent of the directors, if any, that are initially designated by the New Equity Investors for the Board of Directors under the Plan or thereafter elected by the Holders of the Series A Preferred Stock pursuant to Section 7.2, whether or not serving on any such committee), or any shares of Common Stock issuable or payable upon exercise of any such Options or upon conversion or exchange of any such Convertible Securities;

          (vi) any shares of Common Stock issued or deemed to have been issued in a transaction for which an adjustment of the Conversion Price is required pursuant to Section 4.2(d); or

          (vii) any shares of Common Stock, Options or Convertible Securities issued in connection with the acquisition of all or part of another business or company, whether by merger, consolidation or otherwise, which is approved by the Board of Directors or by an authorized committee of the Board of Directors (in either case with the affirmative vote or consent of the directors, if any, that are initially designated by the New Equity Investors for the Board of Directors under the Plan or thereafter elected by the Holders of the Series A

          Preferred Stock pursuant to Section 7.2, whether or not serving on any such committee), or any shares of Common Stock issuable or payable upon exercise of any such Options or upon conversion or exchange of any such Convertible Securities.

             (d) If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a greater number of shares, then, after the date of record for effecting such subdivision, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced. If the Corporation at any time combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a smaller number of shares of Common Stock, then, after the date of record for effecting such combination, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

             (e) If an adjustment of the Conversion Price pursuant to Section 4.2(a) or 4.2(b) shall become effective after the record date for the applicable Conversion Price Adjustment Event, the Corporation may elect to defer, until after the occurrence of such Conversion Price Adjustment Event, (i) issuance to the Holder of any shares of Series A Preferred Stock converted after such record date and before the occurrence of such Conversion Price Adjustment Event the additional shares of Common Stock issuable upon such conversion in excess of the number of shares issuable on the basis of the Conversion Price in effect immediately prior to such record date and (ii) payment to such Holder of any amount in cash in lieu of a fractional share of Common Stock.

             (f) After the occurrence of any Conversion Price Adjustment Event requiring adjustment of the Conversion Price, the Corporation shall give written notice thereof to the Holders of Series A Preferred Stock. Such notice shall state the Conversion Price resulting from such Conversion Price Adjustment Event and shall set forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Such calculation shall be certified by an authorized officer of the Corporation. Notice of any Conversion Price Adjustment Event resulting in an adjustment of the Conversion Price shall be deemed given to the Holders of Series A Preferred Stock (i) by the Corporation's inclusion of the information set forth above in the Corporation's next quarterly or annual report filed with the Securities and Exchange Commission, provided, that if such Conversion Price Adjustment Event occurs within 20 Business Days before the date on which such report must be timely filed by the Corporation, such information may be included in the next quarterly or annual report required to be so filed by the

Corporation after such report, or (ii) at the option of the Corporation, by the Corporation's mailing to such Holders of a written notice containing such information set forth above not later than 30 Business Days following such Conversion Price Adjustment Event.

             (g) Anything in Section 4.2 to the contrary notwithstanding, the Corporation shall not be required to give effect to any adjustment of the Conversion Price unless and until the net effect of one or more adjustments required thereunder (each of which shall be carried forward until counted toward adjustment), determined as provided therein, shall have resulted in a change of the Conversion Price by at least 1%, and when the cumulative net effect of more than one adjustment so determined shall be to change the Conversion Price by at least 1%, such change of the Conversion Price shall thereupon be given effect.

     4.3     Fundamental Changes

             Upon the occurrence of a Fundamental Change, there shall be no adjustment of the Conversion Price and each share of Series A Preferred Stock then outstanding, without the consent of any Holder of Series A Preferred Stock (except as expressly required by applicable law), and subject to the Corporation's optional redemption rights pursuant to Section 5.1(b), shall become convertible only into the kind and amount of shares of Capital Stock or other securities (of the Corporation or another issuer), cash or other property receivable upon such Fundamental Change by a Holder of the number of shares of Common Stock into which such share of Series A Preferred Stock could have been converted immediately prior to the effective date of such Fundamental Change, assuming such Holder of Common Stock failed to exercise the Holder's rights of election, if any, as to the kind of amount of Capital Stock or other securities, cash or other property receivable upon such Fundamental Change. The provisions of this Section 4.3 similarly shall apply to successive Fundamental Changes. The provisions of this Section 4.3 shall be the sole right of Holders of Series A Preferred Stock in connection with any Fundamental Change and, except as expressly provided by applicable law, such Holders shall have no separate vote thereon.

     4.4     Reservation of Common Stock

             The Corporation at all times shall reserve and keep available for issuance upon the conversion of the Series A Preferred Stock such number of its authorized but unissued shares of Common Stock as shall from time to time be sufficient to permit the conversion of all outstanding shares of Series A Preferred Stock, and shall take all action required to increase the authorized number of shares of Common Stock if at any time there shall be insufficient authorized unissued shares of Common Stock to permit such reservation or to permit the conversion of all outstanding shares of Series A Preferred Stock.

     4.5     Taxes and Other Charges

             The issuance or delivery of certificates for Common Stock upon the conversion of shares of Series A Preferred Stock shall be made without charge to the converting Holder of shares of Series A Preferred Stock for such certificates or for any tax in respect of the issuance or delivery of such certificates or the securities represented thereby, and such certificates shall be issued or delivered in the respective names of, or in such names as may be directed by, the Holders of the shares of Series A Preferred Stock converted; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the Holder of the shares of Series A Preferred Stock converted, and the Corporation shall not be required to issue or deliver such certificate unless or until the Person or Persons requesting the issuance or delivery thereof shall have paid to the Corporation the amount of such tax or shall have established to the reasonable satisfaction of the Corporation that such tax has been paid.

5.   Redemption of Series A Preferred Stock

     5.1     Redemption at Option of the Corporation

             (a) Except as provided in Section 5.1(b), shares of the Series A Preferred Stock may not be redeemed by the Corporation prior to the third anniversary of the Issue Date. On or after the third anniversary of the Issue Date, the Series A Preferred Stock may be redeemed for cash by the Corporation, at its option, at any time and from time to time, in whole or in part, at a redemption price per share (the "Optional Redemption Price") equal to the sum of
(x) the Liquidation Preference per share, (y) any Accumulated Dividends accrued with respect to such share and (z) any Current Period Dividends with respect to such share accrued to, but not including, the Redemption Date, without interest.

             (b) If a Fundamental Change occurs at any time prior to the third anniversary of the Issue Date, the Series A Preferred Stock may be redeemed for cash by the Corporation, at its option, at any time (including concurrently with the occurrence of such Fundamental Change) and from time to time, in whole or in part, at a redemption price per share (the "Fundamental Change Redemption Price") equal to 110% of the sum of (x) the Liquidation Preference per share,
(y) any Accumulated Dividends accrued with respect to such share and (z) any Current Period Dividends with respect to such share accrued to, but not including, the Redemption Date, without interest.

             (c) If fewer than all the outstanding shares of the Series A Preferred Stock shall be redeemed pursuant to Section 5.1(a) or 5.1(b), the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be selected on a pro rata basis (with any fractional shares being rounded up to the nearest whole share). Notwithstanding the foregoing, the Corporation may redeem all, none or any amount greater or less than the pro rata portion of shares held by any Holder of fewer than 100 shares of Series A Preferred Stock as may be determined by the Board of Directors.

     5.2     Mandatory Redemption

             (a) The Corporation shall redeem for cash all outstanding shares of Series A Preferred Stock, if any, on the tenth anniversary of the Issue Date, at a redemption price per share (the "Mandatory Redemption Price") equal to the sum of (x) the Liquidation Preference per share, (y) any Accumulated Dividends accrued with respect to such share and (z) any Current Period Dividends with respect to such share accrued to, but not including, the Redemption Date, without interest.

             (b) If the Corporation shall be unable or shall fail to discharge its obligation to redeem outstanding shares of Series A Preferred Stock under this Section 5.2 and make payment of the Mandatory Redemption Price to the Holders thereof, the Corporation shall discharge such redemption obligation as soon as it is able to do so. If and so long as any mandatory redemption obligation with respect to shares of Series A Preferred Stock under this Section
5.2 has not been discharged, the Corporation shall not (i) redeem, purchase or otherwise acquire for any consideration any Parity Securities or discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of any Parity Securities or (ii) declare or make any Junior Securities Distribution (including, without limitation, any redemption, purchase or other acquisition of any Junior Securities for any consideration) or discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of any Junior Securities.

     5.3     Redemption Procedures

             (a) If the Corporation shall redeem shares of the Series A Preferred Stock pursuant to Section 5.1 or 5.2:

               (i) In the case of a redemption pursuant to Section 5.1(a) or 5.2(a), the Corporation shall send a Redemption Notice to the Holders of Series A Preferred Stock not less than 30 days nor more than 60 days prior to the Redemption Date, and in the case of a redemption pursuant to Section 5.1(b) in connection with a Fundamental Change, not less than 15 days prior to such Fundamental Change. Neither the failure to give a Redemption Notice nor any defect therein shall affect the validity of the giving of notice for the redemption of any share of Series A Preferred Stock to be redeemed, except as to any Holder to whom the Corporation has failed to give such Redemption Notice or except as to any Holder whose Redemption Notice was materially defective.

               (ii) On or before any Redemption Date, each Holder of shares of Series A Preferred Stock to be redeemed shall surrender the certificate or certificates representing such shares of Series A Preferred Stock (properly endorsed or assigned, or transferred, if the Corporation shall so require and the Redemption Notice shall so state) to the Corporation or the Redemption Agent (if appointed) in the manner and at the place designated in the Redemption Notice.

               (iii) On the Redemption Date, the Corporation or the Redemption Agent, as applicable, shall pay the full Redemption Price in cash to the Holder whose name appears on such certificate or certificates as the owner thereof.

               (iv) The shares of Series A Preferred Stock represented by each certificate to be surrendered shall no longer be deemed outstanding and shall be automatically (and without any further action of the Corporation or the Holder) canceled as of the Redemption Date (unless the Corporation shall be in default of the payment of the Redemption Price) whether or not certificates for such shares are returned to the Corporation, and shall be retired as provided in Section 9.1.

               (v) If fewer than all the shares of Series A Preferred Stock represented by any certificate are to be redeemed, a new certificate shall be issued representing the unredeemed shares, without cost to the Holder thereof. Upon such redemption, the Corporation shall execute and the Transfer Agent shall authenticate and deliver such new certificate to the Holder thereof at such address designated by such Holder. If any unredeemed share would be a fractional share, the Corporation, in its sole discretion, may either issue such fractional share to such Holder or in lieu thereof pay to such

     Holder a cash adjustment for such fractional share based on the Redemption Price.

             (b) If a Redemption Notice shall have been given as provided in
Section 5.3(a), and except as otherwise expressly provided in this Certificate of Designation, all rights (excluding the right to receive the Redemption Price) of the Holders of shares of Series A Preferred Stock so called for redemption shall cease either (i) from and after the Redemption Date (unless the Corporation shall default in the payment of the Redemption Price, in which case such rights shall not terminate at the Redemption Date) or (ii) if the Corporation shall so elect and state in the Redemption Notice, from and after the time and date (which date shall be the Redemption Date or an earlier date not less than 15 days after the date of mailing of the Redemption Notice) on which the Corporation shall irrevocably deposit in trust for the Holders of the shares to be redeemed with a designated Redemption Agent as paying agent funds in an amount sufficient to pay the Redemption Price at the office of such paying agent on the Redemption Date. Any funds so deposited with such Redemption Agent that shall not be required for such redemption shall be returned to the Corporation forthwith. Subject to applicable escheat laws, any funds so set aside by the Corporation and unclaimed at the end of one year after the Redemption Date shall revert to the general funds of the Corporation, after which reversion the Holders of the shares of Series A Preferred Stock so called for redemption shall look only to the general funds of the Corporation for the payment of the Redemption Price, without interest. Any interest accrued on funds held by the Redemption Agent shall be paid to the Corporation from time to time.

             (c) Except as provided in Sections 5.1(a), 5.1(b) and 5.2(a), the Corporation shall make no adjustment or payment for, or have any other obligation with respect to, any Accumulated Dividends or Current Period Dividends accrued with respect to shares of Series A Preferred Stock in connection with or following the redemption of such shares.

             (d) No shares of Series A Preferred Stock may be redeemed by the Corporation except with funds legally available for the payment of the Redemption Price.

6.   Liquidation Preference

     6.1     Liquidation Preference

             In the event of any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, after payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Senior Securities, and before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Junior Securities, the Holders of the Series A Preferred Stock shall be entitled to receive an amount per share of Series A Preferred Stock in cash equal to the greater of (x) the sum of (A) the Liquidation Preference per share, (B) any Accumulated Dividends accrued with respect to such share and (C) any Current Period Dividends with respect to such share accrued to, but not including, the date of such liquidation, dissolution or winding-up or (y) the aggregate amount that would have been received with respect to the shares of Common Stock such Holders would have received, assuming the shares of Series A Preferred Stock had been converted into Common Stock pursuant to Section 4 immediately prior to the date of such liquidation, dissolution or winding-up.

     6.2     Distribution on Parity Securities

             If, upon any liquidation, dissolution or winding-up of the Corporation, the amounts payable with respect to the Series A Preferred Stock pursuant to Section 6.1 and such amounts payable on all other Parity Securities are not paid in full, the Holders of the Series A Preferred Stock and the holders of such Parity Securities shall share pro rata in the assets of the Corporation available for distribution in proportion to the full distribution thereof to which each is entitled.

     6.3     Distribution of Remaining Assets

             After payment of the full amount to which Holders of the Series A Preferred Stock are entitled pursuant to Section 6.1 upon any liquidation, dissolution or winding-up of the Corporation, Holders of the Series A Preferred Stock shall have no right or claim to any of the remaining assets of the Corporation.

     6.4     Effect of Certain Transactions

             Neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation or its subsidiaries nor the consolidation or merger of the Corporation with or into one or more entities shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding-up of the Corporation for purposes of this Certificate of Designation.

7.   Voting Rights

     7.1     "As Converted" Voting Rights

             The voting rights and related notice rights of Holders of the Series A Preferred Stock set forth in this Section 7.1 are subject to, and qualified to the extent provided by, Section 7.2, applicable law or regulation, and the NASDAQ Marketplace Rules or the rules, regulations, interpretations and practices of any securities exchange on which the Common Stock is traded, as determined by the Board of Directors. The Holders of the Series A Preferred Stock shall be entitled to vote on all matters on which the Holders of Common Stock shall be entitled to vote, in the same manner and with the same effect as the Holders of Common Stock, voting together with the Holders of Common Stock as a single class. For this purpose, the Holders of the Series A Preferred Stock shall be given notice of any meeting of stockholders of which the Holders of Common Stock are given notice in accordance with the bylaws of the Corporation. With respect to any matter on which the Holders of the Series A Preferred Stock shall be entitled to vote, each Holder of the Series A Preferred Stock shall have a number of votes per share of the Series A Preferred Stock held of record by such Holder (on the record date for the meeting of stockholders, if such matter is subject to a vote at a meeting of stockholders, or on the effective date of any consent, if such matter is subject to a consent of the stockholders without a meeting of stockholders), equal to the number of shares of Common Stock into which such share of Series A Preferred Stock is convertible pursuant to Section 4 immediately after the close of business on such record date or effective date, as the case may be.

     7.2     Election of Directors

             (a) At and after the first annual meeting of the Corporation's stockholders following the effective date of the Plan, and otherwise in accordance herewith, from the Issue Date until the first record date for determining stockholders entitled to vote upon or consent to the election of directors to the Board of Directors on which less than 66 2/3% of the shares of Series A Preferred Stock issued by the Corporation (whether sold by the Corporation or issued as a Preferred Dividend and subject to adjustment to reflect any subdivision or combination of the Corporation's outstanding Capital Stock) remain outstanding, the Holders of the Series A Preferred Stock, voting as a separate class, exclusive of all other stockholders, shall be entitled to elect two directors to serve on the Board of Directors. From the first record date for determining stockholders entitled to vote upon or consent to the election of directors to the Board of Directors on which less than 66 2/3%, but more than 33 1/3%, of the shares of Series A Preferred Stock issued by the Corporation (whether sold by the Corporation or issued as a Preferred Dividend and subject to adjustment to reflect any subdivision or combination of the Corporation's outstanding Capital Stock) remain outstanding, the Holders of the Series A Preferred Stock, voting as a separate class, exclusive of all other stockholders, shall be entitled to elect one director to serve on the Board of Directors. From and after the first record date for determining stockholders entitled to vote upon or consent to the election of directors to the Board of Directors on which 33 1/3% or fewer shares of Series A Preferred Stock issued by the Corporation (whether sold by the Corporation or issued as a Preferred Dividend and subject to adjustment to reflect any subdivision or combination of the Corporation's outstanding Capital Stock) remain outstanding (the "Single Class Voting Date"), the Holders of the Series A Preferred Stock shall be entitled to vote on the election of directors, in the same manner and with the same effect as the Holders of Common Stock, voting together with the Holders of Common Stock as a single class in the manner provided in Section 7.1. Prior to the Single Class Voting Date, the candidates for the Board of Directors for whose election the Holders of the Series A Preferred Stock shall be entitled to vote as a separate class, exclusive of all other stockholders, pursuant to this Section 7.2(a) shall be designated for nomination for election by such Holders in accordance with the Corporation's bylaws. Except as provided in this Section 7.2(a), the Holders of the Series A Preferred Stock shall not be entitled to vote in the election of any directors to serve on the Board of Directors.

             (b) At any meeting held prior to the Single Class Voting Date at which the stockholders of the Corporation are entitled to vote upon the election of directors, the presence in person or by proxy of the Holders of shares representing more than 50% of the voting power of the shares of Series A Preferred Stock outstanding on the record date for such meeting shall be required to constitute a quorum of such class for the election of directors by such class.

             (c) Any director elected by the Series A Preferred Stock prior to the Single Class Voting Date shall hold office until the next annual meeting of stockholders and any vacancy in respect of any such director that is filled prior to the Single Class Voting Date shall be filled only by vote of the remaining director so elected by Holders of the Series A Preferred Stock, or if there shall be no such remaining director, by consent of the Holders of Series A Preferred Stock, or at a special meeting of the Holders of the Series A Preferred Stock duly called, or, if no such special meeting is called, at the next annual meeting of stockholders. Except as otherwise and to the extent provided by applicable law or regulation or by the NASDAQ Marketplace Rules or the rules, regulations, interpretations and practices of any securities exchange on which the Common Stock is traded, in connection with any consent of Holders of Series A Preferred Stock, the consent thereby of Holders of shares representing more than 50% of the voting power of the then outstanding shares of Series A Preferred Stock shall be sufficient to approve or take action upon the matters contained therein.

             (d) Prior to the Single Class Voting Date, a proper officer of the Corporation may call, and, upon the written request of Holders of shares representing at least 25% of the voting power of the then outstanding shares of Series A Preferred Stock addressed and delivered to the Secretary of the Corporation shall call, a special meeting of the Holders of shares of Series A Preferred Stock or solicit a consent of such Holders. Such consent shall be sent by the Corporation to the Holders of shares of Series A Preferred Stock entitled to vote on the election of directors to the Board of Directors not later than 20 Business Days following such written request. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of stockholders at the place for holding annual meetings of stockholders of the Corporation, or, if none, at a place designated by the Board of Directors. Notwithstanding the provisions of this Section 7.2(d), no consent shall be solicited and no such special meeting shall be called during a period within the 60 days immediately preceding the date fixed for the next annual meeting of stockholders, in which such case the election of directors pursuant to Section
7.2 shall be held at such annual meeting of stockholders.

             (e) Any director who shall have been elected to the Board of Directors by the Holders of the Series A Preferred Stock or appointed by any director or directors elected by the Holders of Series A Preferred Stock, in each case prior to the Single Class Voting Date, may be removed during such director's term of office, either with or without cause, prior to the Single Class Voting Date by the affirmative vote of Holders of shares representing more than 50% of the voting power of the then outstanding shares of Series A Preferred Stock entitled to vote, given either at a meeting of such Holders duly called for that purpose or pursuant to a consent of such Holders without a meeting, and any vacancy created by such removal that is filled prior to the Single Class Voting Date may be filled only in the manner provided in this
Section 7.2.

     7.3     Approval of Certain Matters

             So long as any shares of Series A Preferred Stock are outstanding, the Corporation shall not amend or repeal any provision of this Certificate of Designation to alter or change the powers, preferences or special rights of shares of Series A Preferred Stock so as affect them adversely without the affirmative vote or consent of Holders of the shares representing more than 50% of the voting power of the then outstanding shares of Series A Preferred Stock, voting or consenting, as the case may be, as one class, given in person or by proxy, either in writing or by electronic means or by resolutions adopted at an annual meeting of stockholders or at a special meeting of Holders of Series A Preferred Stock called for such purpose; provided that any such amendment of this Certificate of Designation that changes any dividend or other amount payable on, or the liquidation preference of, the Series A Preferred Stock shall require the affirmative vote or consent of Holders of the shares representing at least 66 2/3% of the voting power of the then outstanding shares of Series A Preferred Stock, voting or consenting, as the case may be, as one class, given in person or by proxy, either in writing or by electronic means, or by resolutions adopted at an annual meeting of stockholders or at a special meeting of Holders of Series A Preferred Stock called for such purpose. So long as any shares of Series A Preferred Stock are outstanding, the Corporation shall not issue any Parity Securities (other than shares of Series A Preferred Stock or other securities issued or paid as Preferred Dividends as provided in this Certificate of Designation) or Senior Securities without the affirmative vote or consent of Holders of the shares representing more than 50% of the voting power of the then outstanding shares of Series A Preferred Stock, voting or consenting, as the case may be, as one class, given in person or by proxy, either in writing or by electronic means or by resolutions adopted at an annual meeting of stockholders or at a special meeting of Holders of Series A Preferred Stock called for such purpose.

     7.4     Other Voting Rights

             In exercising the voting rights set forth in this Section 7, each share of Series A Preferred Stock shall have one vote per share except as otherwise expressly provided for herein. Except as otherwise required by applicable law or as set forth herein, the shares of Series A Preferred Stock shall not have any relative, participating, optional or other special voting rights and powers, and the vote or consent of the holders of the Series A Preferred Stock shall not be required for the taking of any corporate action.

8.   Certain Definitions

     Set forth below are the meanings assigned to certain defined terms used in this Certificate of Designation.

     8.1 "Accumulated Dividends," with respect to a share of Series A Preferred Stock, on any date of determination, means all Preferred Dividends that have accrued with respect of such share pursuant to Section 2.1(a) as of the Dividend Payment Date immediately preceding such date of determination, but which have not been paid. The Accumulated Dividends accrued with respect to any share of Series A Preferred Stock shall be reduced by the amount of any Preferred Dividends specified above which are actually paid with respect of such share as provided in Section 2.1(c).

     8.2     "Annual Dividend Rate" has the meaning specified in Section 2.1(a).

     8.3 "Benefit Plan" means any stock option, restricted stock, stock incentive, deferred compensation, profit sharing, defined benefit or other benefit plan of the Corporation or any of its subsidiaries.

     8.4 "Board of Directors" means the board of directors of the Corporation.

     8.5 "Business Day" means any day other than a Saturday, a Sunday or any day on which banking institutions in The City of New York or the State of Georgia or at a place payment is to be received are authorized by law, regulation or executive order to remain closed. If a payment date is not a Business Day at a place of payment, payment may be made at that place on the next succeeding Business Day, and no interest shall accrue for the intervening period.

     8.6 "Capital Stock" means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock or partnership or membership interests, whether common or preferred.

     8.7 "Certificate of Incorporation" means the Restated Certificate of Incorporation of the Corporation, as amended from time to time.

     8.8 "Closing Price" means, with respect to the Common Stock, on any date, (i) the last sales price on the NASDAQ National Market or the NASDAQ SmallCap Market or the principal securities exchange or other securities market on which the Common Stock is then traded, or (ii) if the Common Stock is so traded, but not so reported, the average of the last bid and ask prices, as those prices are reported on the NASDAQ National Market or the NASDAQ SmallCap Market or the principal securities exchange or other securities market on which the Common Stock is then traded, or (iii) if the Common Stock is not listed or authorized for trading on the NASDAQ National Market or the NASDAQ SmallCap Market or any securities exchange or comparable securities market, the average of the closing bid and ask prices as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by the Board of Directors for that purpose. If the Common Stock is not listed and traded in any manner such that the prices and quotations referred to above are available for the period required hereunder, the Closing Price per share shall be deemed to be the fair value per share of Common Stock as determined by the Board of Directors.

     8.9     "Common Stock" means the Corporation's authorized Common Stock.

     8.10 "Common Stock Deemed Outstanding" means, on any date of determination, the number of shares of Common Stock actually outstanding, plus the maximum total number of shares of Common Stock issuable as of such date of determination upon the exercise of any then outstanding Options (including, without limitation, the Warrants and any Options outstanding under the Existing Benefit Plan or any other Benefit Plan) or issuable as of such date of determination upon conversion or exchange of any then outstanding Convertible Securities (including, without limitation, the Series A Preferred Stock), whether or not such Options or Convertible Securities are actually exercisable, convertible or exchangeable at such time, without duplication.

     8.11 "Conversion Date" means the date the Corporation or the Transfer Agent receives the Conversion Notice.

     8.12 "Conversion Notice" means a written notice given by a Holder of Series A Preferred Stock to the Corporation pursuant to Section 4.1(b) stating that such Holder elects to convert all or a portion of such Holder's shares of Series A Preferred Stock represented by certificates delivered to the Corporation or the Transfer Agent contemporaneously with such written notice. The Conversion Notice shall be in substantially the form of Exhibit A hereto.

     8.13 "Conversion Price" means $5.7143 per share of Common Stock, subject to adjustment as provided in Section 4.2.

     8.14 "Conversion Price Adjustment Events" means any of those events specified in Section 4.2 resulting in an adjustment of the Conversion Price.

     8.15    "Convertible Securities" has the meaning specified in
Section 4.2(b).

     8.16 "Corporation" means ITC DeltaCom, Inc., a Delaware corporation organized and existing under the General Corporation Law of the State of Delaware.

     8.17 "Current Period Dividends," with respect to a share of Series A Preferred Stock, on any date of determination, means all Preferred Dividends that have accrued with respect of such share pursuant to Section 2 since the Dividend Payment Date immediately preceding such date of determination, but which have not been paid.

     8.18    "Dilutive Issuance" has the meaning specified in Section 4.2(a).

     8.19    "Dividend Payment Date" has the meaning specified in
Section 2.1(a).

     8.20    "Dividend Payment Record Date" has the meaning specified in
Section 2.1(a)

     8.21    "Dividend Period" has the meaning specified in Section 2.1(a).

     8.22 "Existing Benefit Plan" means the ITC/\DeltaCom, Inc. Stock Incentive Plan.

     8.23 "Fundamental Change" means any transaction or event, including, without limitation, any merger, consolidation, sale of assets, tender or exchange offer, reclassification, compulsory share exchange or liquidation, in which all or substantially all outstanding shares of the Common Stock, or all or substantially all of the assets or the property of the Corporation, are converted into or exchanged for Capital Stock or other securities, cash or other property.

     8.24    "Fundamental Change Redemption Price" has the meaning specified in
Section 5.1(b).

     8.25 "Holder" means a Person in whose name shares of Capital Stock are registered on the stock register of the Corporation.

     8.26 "Issue Date" means the first date on which the Series A Preferred Stock is issued.

     8.27    "Junior Securities" has the meaning specified in Section 3.1(a).

     8.28    "Junior Securities Distribution" has the meaning specified in
Section 2.2(b).

     8.29    "Liquidation Preference" has the meaning specified in Section 1.1.

     8.30 "Mandatory Redemption Price" has the meaning specified in Section 5.2(a).

     8.31 "NASDAQ Marketplace Rules" means the rules, regulations, interpretations and practices of the National Association of Securities Dealers, Inc. and The NASDAQ Stock Market, Inc. in effect from time to time and applicable to the Corporation.

     8.32    "New Equity Investors" has the meaning set forth in the Plan.

     8.33    "Optional Redemption Price" has the meaning specified in Section
5.1(a).

     8.34    "Options" has the meaning specified in Section 4.2(b).

     8.35    "Parity Securities" has the meaning specified in Section 3.1(b).

     8.36 "Person" means any individual, corporation, partnership, joint venture, association, joint-stock issuer, interest, trust or unincorporated organization (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

     8.37 "Plan" means the Corporation's plan of reorganization confirmed by order of the United States Bankruptcy Court for the District of Delaware entered on October 17, 2002 in In re ITC/\DeltaCom, Inc. (Case No. 02-11848 (MFW)).

     8.38    "Preferred Dividends" has the meaning specified in Section 2.1(a).

     8.39 "Purchase Agreements" means (i) the Purchase Agreement, dated as of August 22, 2002, as amended from time to time, between the Corporation and SCANA Corporation and (ii) the Purchase Agreement, dated as of August 22, 2002, as amended from time to time, among the Corporation, ITC Holding Company, Inc., Campbell B. Lanier, III and the other Purchasers named therein.

     8.40 "Redemption Agent" means that Person, if any, appointed by the Corporation to hold funds deposited by the Corporation in trust to pay to the Holders of shares of Series A Preferred Stock to be redeemed. Any Redemption Agent shall be (i) a national banking association or corporation organized and doing business under the laws of the United States of America or of any state or territory thereof or of the District of Columbia, authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal, state, territorial or District of Columbia authority, and having a combined capital and surplus of at least $50 million or (ii) an affiliate of such a national banking association or corporation that customarily performs the duties of redemption agent for public securities issues.

     8.41 "Redemption Date" means the date set forth in the Redemption Notice which is fixed for redemption of the shares of Series A Preferred Stock referred to therein.

     8.42 "Redemption Notice" means that notice to be given by the Corporation to the Holders notifying the Holders as to the redemption, in whole or in part, of the Series A Preferred Stock pursuant to Section 5. The Redemption Notice shall include the following information:

             (i)   the Redemption Date and the time of day on such date;

             (ii) the total number of shares of Series A Preferred Stock to be redeemed and, if fewer than all the shares held by such Holder are to be redeemed, the number of such shares to be redeemed from such Holder;

             (iii) the Redemption Price;

             (iv) the place or places where certificates for such shares are to be surrendered for payment of the Redemption Price;


             (v) that dividends on the shares to be redeemed shall cease to accrue on such Redemption Date unless the Corporation defaults in the payment of the Redemption Price; and

             (vi) the name of any bank or other financial institution, if any, performing the duties of Redemption Agent.

The Redemption Notice shall be given by first-class mail to each record Holder of the shares to be redeemed, at such Holder's address as such address appears on the books of the Corporation.

     8.43 "Redemption Price" means each of the Optional Redemption Price, the Fundamental Change Redemption Price and the Mandatory Redemption Price, as the case may be.

     8.44 "Reorganization Common Stock" means the Common Stock issued by the Corporation under or in connection with the Plan, including, without limitation, the Common Stock issued by the Corporation pursuant to the Purchase Agreements on the effective date of the Plan.

     8.43 "Restricted Securities" means (i) the shares of Series A Preferred Stock issued and sold by the Corporation pursuant to the Purchase Agreements,
(ii) the shares of Series A Preferred Stock and other securities issued by the Corporation as Preferred Dividends on the shares of Series A Preferred Stock referred to in clause (i), and (iii) the shares of Common Stock and other securities issued by the Corporation upon the conversion of the shares of Series A Preferred Stock referred to in clauses (i) and (ii).

     8.44    "Restricted Securities Legend" means the following legend:

             THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS AND ARE SUBJECT TO RESTRICTIONS ON TRANSFER UNDER THE SECURITIES ACT AND SUCH LAWS. THE SECURITIES MAY NOT BE SOLD, PLEDGED, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER THE PROVISIONS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN A TRANSACTION OTHERWISE IN COMPLIANCE WITH APPLICABLE FEDERAL AND STATE SECURITIES LAWS. THE CORPORATION RESERVES THE RIGHT PRIOR TO ANY SUCH TRANSACTION TO REQUIRE AN OPINION OF COUNSEL TO THE HOLDER OF THE SECURITIES SATISFACTORY TO IT WITH RESPECT TO COMPLIANCE WITH THE FOREGOING RESTRICTIONS.

     8.45    "Senior Securities" has the meaning specified in Section 3.1(c).

     8.46 "Series A Preferred Stock" means the 8% Series A Convertible Redeemable Preferred Stock authorized in this Certificate of Designation.

     8.47    "Single Class Voting Date" has the meaning specified in
Section 7.2(a).

     8.48 "Transfer Agent" means the Person duly appointed by the Corporation in its sole discretion to serve as transfer agent for the Series A Preferred Stock. The Corporation may serve as Transfer Agent.

     8.49 "Warrants" means the warrants to purchase Common Stock issued by the Corporation pursuant to the Warrant Agreement dated as of the Issue Date, as amended from time to time, between the Corporation and Mellon Investor Services LLC, as Warrant Agent.

9.   Other Provisions

     9.1     Status of Reacquired Shares

             Shares of Series A Preferred Stock issued and redeemed or otherwise reacquired by the Corporation shall be retired and canceled promptly after reacquisition thereof and, upon compliance with the applicable requirements of Delaware law, shall have the status of authorized but unissued shares of preferred stock of the Corporation undesignated as to series and may, with any and all other authorized but unissued shares of preferred stock of the Corporation, be designated or redesignated and issued or reissued, as the case may be, as part of any series of preferred stock of the Corporation.

     9.2     Book-Entry Registration

             Notwithstanding any other provision of this Certificate of Designation, the Corporation shall have the right to have its Series A Preferred Stock registered in book-entry or other electronic form. In the event of such registration, to the extent permitted or required by the rules, regulations and practices of the applicable book-entry or other electronic system, or by other applicable law or regulation, the Series A Preferred Stock shall not be evidenced by physical stock certificates, and any actions required or permitted under this Certificate of Designation to be taken by the Corporation or any Holder of the Series A Preferred Stock with respect to such physical stock certificates shall, notwithstanding any other provision of this Certificate of Designation, be in compliance with this Certificate of Designation if taken in accordance with the rules, regulations and practices of the applicable book-entry or other electronic system and other applicable law or regulation.

     9.3     Notices

             All notices referred to in this Certificate of Designation shall be deemed given in the manner and with the effect provided in the General Corporation Law of the State of Delaware.

     9.4     Transfer Restrictions

             Unless the Corporation otherwise instructs the Transfer Agent,
(i) all certificates representing the Restricted Securities, and all certificates issued upon division or combination of, or in substitution for, such certificates shall bear a legend substantially in the form of the Restricted Securities Legend and (ii) the Transfer Agent shall not register any attempted transfer of Restricted Securities that is not effected in compliance with the requirements set forth in the Restricted Securities Legend. Whenever the restrictions imposed by this Section 9.4 shall terminate as to any securities, the Holder thereof shall be entitled to receive from the Corporation new certificates representing such securities that do not bear the Restricted Securities Legend.

     IN WITNESS WHEREOF, ITC/\DeltaCom, Inc. caused this Certificate to be signed this 29th day of October, 2002.


                                  ITC/\DELTACOM, INC.

                                     By:  /s/ J. Thomas Mullis
                                         ------------------------------------
                                         Name:   J. Thomas Mullis
                                         Title:  Senior Vice President-
                                                  Legal and Regulatory

                                    EXHIBIT A

                            Form of Conversion Notice

Dated:  _______________



         The undersigned is the holder of record of ___________ shares of the 8% Series A Convertible Redeemable Preferred Stock, par value $0.01 per share (the "Series A Preferred Stock"), of ITC/\DeltaCom, Inc. (the "Corporation"). This Conversion Notice is provided pursuant to Section 4.1(b) of the Certificate of Designation of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights of 8% Series A Convertible Redeemable Preferred Stock and Qualifications, Limitations and Restrictions Thereof (the "Certificate of Designation"). Capitalized terms not defined herein have the meanings given to such terms in the Certificate of Designation.

         The undersigned hereby irrevocably elects to convert _______________ shares of Series A Preferred Stock represented by the enclosed certificate or certificates into shares of Common Stock at the Conversion Price per share of Common Stock provided by the Certificate of Designation. The undersigned requests that certificates representing such Common Stock be registered in the name or names of the Persons set forth below for the number of shares of Common Stock issuable upon conversion of the number of shares of Series A Preferred Stock set forth beside such Person's name below:

         Shares of Series A                             Taxpayer I.D. No./
          Preferred Stock       Name and Address       Social Security No.
          ---------------       ----------------       -------------------

         If the number of shares of Series A Preferred Stock that the undersigned is converting is fewer than all of the shares of Series A Preferred Stock represented by the enclosed certificate or certificates representing the Series A Preferred Stock converted hereby, the undersigned requests that new certificates representing the remaining shares of Series A Preferred Stock be registered in the name of the undersigned at the address set forth below:

         Enclosed herewith are (1) written instruments of transfer, duly executed by the undersigned or the undersigned's duly authorized legal representative, or in blank, and (2) transfer tax stamps or funds thereof, in each case, that are required pursuant to the Certificate of Designation.

                                       Name: __________________________________

                                       Signature: _____________________________

                                       Address:  ______________________________

                                       Telephone no.: _________________________

                                       Facsimile no.: _________________________

                                       Note:   The above signature should
                                               correspond exactly with the name
                                               on the face of the enclosed
                                               Series A Preferred Stock
                                               certificates

                                     A-1